UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a)
of the Securities Act of 1934
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☐   Preliminary Proxy Statement
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☐   Definitive Proxy Statement
☑   Definitive Additional Materials
☐   Soliciting Material Pursuant to Section 240. 14a-12
Corporate Property Associates 15 Incorporated

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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IF YOU HAVE ALREADY VOTED, PLEASE DISREGARD THIS EMAIL

Corporate Property Associates 15 Incorporated

May 18, 2006
Dear Investor,
By now, you should have received hard copies of the CPA®:15 2005 Annual Report and Proxy Statement.
We must have a majority of shares voting in order for the election of directors to occur on June 8, 2006. If we do not have enough votes as we approach that date, we will have to engage a proxy solicitation firm to contact you and ask you to vote. Not only is this costly to the fund, but an understandable nuisance to our shareholders. With your assistance, we can get the votes in without having to take this step.
You can vote by mail, by telephone or by the internet:
•	By Mail: Complete your proxy card and return it in the envelope provided in your proxy package
•	By Telephone: 1-888-514-4649, 24 hours a day, seven days a week
•	By Internet: www.proxyvoting.com/wpc
To vote by telephone or the internet, you must have your proxy card available so that you can provide the 11-digit control number.
If you have any questions regarding the proxy statement or the voting process, please contact our Investor Relations Department at 1-800-WP CAREY or IR@wpcarey.com.
With best regards,

/s/ Susan C. Hyde

Executive Director and
Director of Investor Relations

An affiliate of W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020 212-492-1100 F: 212-492-8922